SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2018
World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 27, 2018, George A. Barrios, Co-President of World Wrestling Entertainment, Inc. (the “Company”), adopted a 10b5-1 stock trading plan.  The plan provides for the sale of shares of the Company’s Class A common stock (“Common Stock”) owned by Mr. Barrios.  Under the plan, beginning on November 27, 2018, a brokerage firm will be authorized to periodically sell an aggregate of up to 175,000 shares of Common Stock subject to specified price per share thresholds. The plan also covers the sale of additional shares upon their vesting under the Company’s Omnibus Incentive Plan in July, 2019.  While the number of these additional shares is not known due to variables such as dividend accruals, performance measures and tax withholdings, the Company believes it will be in the range of 90,000 to 120,000 shares.  After all sales under the plan have been completed, the Company expects that Mr. Barrios will remain a significant stockholder and will be in full compliance with the Company’s stock ownership guidelines.

The foregoing trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.  Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time a stock trading plan is adopted to establish prearranged written plans to buy or sell shares of a company’s stock.

All sales of Common Stock under the plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the Securities and Exchange Commission. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law or in the Company’s sole discretion.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, planned sales and ownership levels of the Company’s common stock. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual outcomes may differ materially from those expressed or implied as a result of risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as the date of this filing and the Company undertakes no obligation to update the information to reflect events or circumstances that arise after that date or to reflect the occurrence of unanticipated events, except as required by federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller

Dated:  September 28, 2018